SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 4, 2004
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                               Cecil Bancorp, Inc.
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             (Exact name of registrant as specified in its charter)

         Maryland                      0-24926                 52-1883546
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(State or other jurisdiction      (Commission file            (IRS Employer
     of incorporation)                 number)            Identification Number)

                    127 North Street, Elkton, Maryland 21921
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              (Address of Principal Executive Offices) (Zip Code)


Registrant's telephone number, including area code:  (410) 398-1650
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Item 5. Other Events

Item 12. Results of Operations and Financial Condition.

         Today, Cecil Bancorp, Inc. announced that its net income for the first quarter of 2004 was $409,976, up $116,925 or 40% percent over the $293,051 net income earned in the first quarter of 2003. Basic and diluted earnings per share were $0.26 and $0.25 for the quarter, each up 4 cents, or 18% and 19%, respectively, from the first quarter of 2003.

         The primary reasons for the increase in income were a $ 287,044, or 21%, increase in net interest income and a $31,766, or 19%, increase in noninterest income, offset in part by a $160,740, or 16%, increase in noninterest expense (primarily from higher salaries and benefits).

         At March 31, 2004, The Company had total assets of $155 million, up $5.1 million, or 3%, from December 31, 2003; loans of $135 million, up $7.0 million, or 6% from December 31, 2003, deposits of $120 million, up $2 million, or 2%, from year-end 2003, and stockholders' equity of $17 million, up $411,365, or 2%, from year-end 2003.

                                   Signatures

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                CECIL BANCORP, INC.

                                                By: /s/ Mary B. Halsey
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                                                    Mary B. Halsey
                                                    President

Dated: May 4, 2004